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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option Plan, 1996 Stock Option Plan, Nonstatutory Stock Option, 1996 Equity Incentive Plan, and the 1996 Non-Employee Directors' Stock Option Plan of Avigen, Inc. of our report dated August 15, 1997, with respect to the financial statements of Avigen, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 1997.




Walnut Creek, California
September 25, 1997


























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